Exhibit 99.1

Symbol : CIIX PORTAL FOR THE GLOBAL CHINESE SPEAKING CONSUMER MARKET Corporate Presentation – September 2018 Symbol:CIIX

DISCLAIMER Symbol : CIIX 2 This presentation may include predictions, estimates or other information that might or could be considered forward - looking. While these forward - looking statements represent our current judgment on what the future holds, they are subject to risks and uncertainties that could cause actual results to differ materially. These statements are neither a promise nor guarantee. Key factors that could cause such differences include, among others: recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority that may be exercised by regulators having jurisdiction over our business or consumer finance transactions generally; changes in interest rates. We caution you that these risk factors are not exhaustive. You are cautioned not to place undue reliance on these forward - looking statements, which reflect our opinions only as of the date of this presentation. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward looking statements in light of new information or future events.

Who We Are Symbol : CIIX 3 Established financial services business unit focused on educating Chinese - speaking investors on US - based equities and emerging cryptocurrency markets Hemp - derived CBD marketing and distribution division focused on marketing hemp - derived CBD products to the global Chinese speaking audience Leveraging Chineseinvestors.com user base to expand into Hemp - derived CBD products Built Leverage Expand

4 TRADING SNAPSHOT Symbol : CIIX Stock Symbol CIIX Trading Price (as of 9/21/18) $0.71 52 - Week Range $0.36 - $1.58 Avg. Daily Volume (30 days) 475K Shares Outstanding 33.6M Market Cap $23.8M Float 27.1M Source: otcmarkets.com

5 Global Portal To Chinese - Speaking Buying Power Symbol : CIIX Chinese is the most commonly spoken language today, with over one billion people, approximately 20% of the world population China is a consumption driven economy China is the world’s 2 nd largest economy China has the fastest growing middle - class https://en.wikipedia.org/wiki/Sinophone

Financial Services Division Symbol : CIIX Real - time commentary, analysis, and education on U.S. stocks, options, FX and commodities Launched in 1999 Chinesefn.com 6 Focused on US & Canada based Chinese speakers Free and paid subscription services 700+ paid subscribers = $779K revenues 2018 70K+ free subscribers = $170K ad revenues in 2018 Consulting Fees Focused in China $798K in revenues 2018 Investor Relations Services Target Business Unit Offering Status Bitcoin Trading Academy Cryptocurrency classroom and online education Subscription based Focused on US based Chinese speakers Launched July 2018

Consumer Products Markets

	Business Unit	Offering	Target	Market
	ChineseHempOil.com (wholly owned subsidiary of Chineseinvestors.com, Inc.)	CBD Nutraceuticals	US based Chinese speakers	$2.1 billion market in US CBD consumer sales by 2020[1]
	CBD Biotechnology	CBD Nutraceuticals & Cosmetics	China Online Sales	Chinese industrial hemp market forecast to be $14 billion USD by 2022[2]

1| https://www.forbes.com/sites/debraborchardt/2016/12/12/the-cannabis-market-that-could-grow-700-by-2020/#575ecddd4be1

2|https://www.scmp.com/news/china/society/article/2108347/green-gold-how-china-quietly-grew-cannabis-superpower

Symbol : CIIX

CHINESE INVESTORS

7

8 Expanding Consumer Retail and E - Commerce Division Symbol : CIIX CBD Nutraceuticals US based Chinese speakers CBD Nutraceuticals & Cosmetics China Online Sales Chinese HempOil.com CBD Tinctures , Capsules, Gummies , Acne Lotion Retail and Online Product Sales $59K revenues in 2018 up from $1.2K in 2017 $319K revenues in 2018 up from zero revenues in 2017 Tik Tok CBD Facial Skin Cleansing Mask Yantai 1985 brand baijiu - grain alcohol with CBD CBD Biotechnology Target Business Unit Offering Status

9 Growth Plan For Retail and E - Commerce Division Symbol : CIIX • Currently targeting Los Angeles Chinese HempOil.com CBD Biotechnology Goal: $3 to 5 million in sales in 2019 • Expanding Advertising & Marketing to Chinese Audiences in San Francisco and Texas

10 Management Team Symbol : CIIX Warren Wang Chief Executive Officer, Founder Kevin Ge CTO Paul Dickman CFO, CPA • Senior programmer and system analyst since 1999 • 18+ years IT industry, project development and management experience • Formerly with Dynamic Systems and yDebts Inc • As CFO has managed multiple private placements of debt and equity and initial public offerings • Public company auditor with two large regional accounting firms • 20+ years management, finance, project development, sales experience • At Shopping.com his investors made 300% in 3 years • At Medicine Man his investors made 500% in 3 years

11 Board of Directors Symbol : CIIX Keevin Gillespie – Director Patrick Leung – Director, CPA Delray Wannemacher – Director • Executive Director and Secretary of Kirin Group - listed on the HKEX • Executive and director at HKEX listed companies • Auditor for Armando Y C Chung & Co, CPA and Deloitte, Touche & Tohmatsu, CPA • Founder & CEO of First Look Equities, emerging growth capital • 25+ years of experience building emerging growth companies • Internet, software, finance, crowdfunding, media • VP of ChineseHempOil.com, VP of Sales for Chineseinvestors.com, Inc. • Served as Vice President of Sales, Branch Manager, HR Director / Recruiter, and Senior Account Executive at various investment firms

12 Recent News Symbol : CIIX ChineseInvestors.com, Inc. (CIIX) Announces 41% Year - Over - Year Revenue Increase September 7th, 2018 ChineseInvestors.com, Inc. (CIIX) Records Significant Revenue Growth in FY2018 Financial Results September 4, 2018 ChineseInvestors.com, Inc. (CIIX) Launches Innovative CBD Direct Selling Initiative through Wholly Owned Foreign Enterprise August 28, 2018 ChineseInvestors.com (CIIX) Offers 101s and Advanced Courses in Cryptocurrencies August 10, 2018

Opportunity Symbol : CIIX 13 The Company’s CBD cosmetics products are legal in China and registered with the Chinese regulatory agency State Food and Drug Administration (SFDA) First U.S. publicly traded company promoting hemp - derived CBD products for the Chinese community. Established financial news media and content platform providing information to the global Chinese - speaking community, in China, the United States, Canada and around the world.